Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statements listed below of Gehl Company of our report dated February 12, 1996 appearing on page 8 of the 1995 Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 15 of this Form 10-K.

     1.   Registration Statement on Form S-8 (Registration No. 33-38392)

     2.   Registration Statement on Form S-8 (Registration No. 33-39150)





PRICE WATERHOUSE LLP
Milwaukee, Wisconsin
March 6, 1996